INVESCO SENIOR LOAN FUND                                      SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING:  8/31/2013
FILE NUMBER :       811-05845
SERIES NO.:         1

         72DD.  1   Total income dividends for which record date passed during the period. (000's Omitted)
                    Class A                            $  4,664
                2   Dividends for a second class of open-end company shares (000's Omitted)
                    Class B                            $    365
                    Class C                            $  4,243
                    Class IB                           $ 27,973
                    Class IC                           $  2,273

         73A.       Payments per share outstanding during the entire current period: (form nnn.nnnn)
                1   Dividends from net investment income
                    Class A                            $ 0.2162
                2   Dividends for a second class of open-end company shares (form nnn.nnnn)
                    Class B                            $ 0.2168
                    Class C                            $ 0.1903
                    Class IB                           $ 0.2250
                    Class IC                           $ 0.2195

         74U.   1   Number of shares outstanding (000's Omitted)
                    Class A                              26,673
                2   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
                    Class B                               1,605
                    Class C                              24,209
                    Class IB                            121,287
                    Class IC                             10,071

         74V.   1   Net asset value per share (to nearest cent)
                    Class A                            $   6.92
                2   Net asset value per share of a second class of open-end company shares (to nearest cent)
                    Class B                            $   6.94
                    Class C                            $   6.92
                    Class IB                           $   6.93
                    Class IC                           $   6.92